Exhibit 10.1

FIRST AMENDMENT TO THE
HYATT HOTELS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
THIS AMENDMENT to the Hyatt Hotels Corporation Employee Stock Purchase Plan (the “Plan”) is effective as if contained in the original Plan document.
WHEREAS, Hyatt Hotels Corporation (the “Company”) desires to amend the Plan to ease administration regarding beneficiaries of deceased participants.
NOW, THEREFORE, the Company hereby amends the Plan in the following particulars:
1.    The penultimate sentence of Section 6.2 of the Plan is amended by substituting the following therefore:
“Notwithstanding the foregoing, in the case of a Participant's death during an Offering Period, the Participant's Plan Account containing any cash will be refunded in the Participant's last normal payroll to be administered by the executor or administrator of the Participant's estate. Any previously purchased Common Stock will be paid to the Participant's estate by the stock brokerage or financial services firm upon request by the executor or administrator of the Participant's estate.”
2.    By deleting all of the text to Section 7.2 and substituting “RESERVED” therefore.
3.    In all other respects, the Plan shall remain in full force and effect.
* * * * *
I hereby certify that the foregoing First Amendment was duly adopted by the Compensation Committee of the Board of Directors of Hyatt Hotels Corporation on March 14, 2012.
Executed on this 19 day of March, 2012.

/s/ Robert W. K. Webb
Chief Human Resources Officer